UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 7, 2023
____________________

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	WEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Performance Measures for Annual Incentive Compensation

On December 7, 2023, pursuant to the terms of the WEC Energy Group Short-Term Performance Plan, as amended and restated effective as of January 1, 2019 (the “STPP”), the Compensation Committee of WEC Energy Group, Inc.’s (“WEC Energy Group” or the “Company”) Board of Directors (the “Compensation Committee”) established the overall performance measures and their respective weighting for the upcoming 2024 plan year. Except as described below, for named executive officers (“NEOs”) of WEC Energy Group and its subsidiary, Wisconsin Electric Power Company (“WE”), the 2024 annual incentive under the STPP will be primarily dependent upon financial achievement determined by WEC Energy Group’s performance against targets for earnings per share (75% weight) and cash flow (25% weight). Awards can be increased or decreased by up to 10% based upon performance in the operational and social areas of customer satisfaction (5%), safety (2.5%) and supplier and workforce diversity (2.5%) for the entire family of WEC Energy Group companies.

For NEOs of WEC Energy Group and WE whose positions primarily relate to utility operations in Wisconsin, the 2024 annual incentive under the STPP will be dependent upon financial achievement determined by WEC Energy Group’s performance against targets for earnings per share (25% weight) and cash flow (25% weight), as well as against targets for the aggregate net income of WEC Energy Group’s Wisconsin utility operations (50% weight). Awards for these NEOs can be increased or decreased by up to 10% based upon performance in the operational and social areas of customer satisfaction (5%), safety (2.5%) and supplier diversity (1.25%) for WEC Energy Group’s Wisconsin utility operations, as well as workforce diversity (1.25%) for the entire family of WEC Energy Group companies.

Performance Measures for 2024 Performance Unit Awards

Pursuant to the terms of the WEC Energy Group Performance Unit Plan, amended and restated effective as of January 1, 2023 (the “PUP”), on December 7, 2023, the Compensation Committee selected the Company’s performance measured against total shareholder return over a three-year performance period as compared to the total shareholder return of a custom peer group of companies (55%) and performance against the weighted average authorized return on equity of all of WEC Energy’s utility subsidiaries (45%) as performance measures for the 2023 performance unit awards. The Compensation Committee also selected the level of the Company’s stock price to earnings ratio compared to its peer companies as a performance measure that can increase the vesting percentage by up to 25%. In no event will the performance unit vesting percentage be greater than 200% of the target award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

/s/ William J. Guc
Date: December 11, 2023	William J. Guc – Vice President and Controller
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